                                                                    Exhibit 4.12

INSTRUMENT PREPARED BY AND AFTER
RECORDATION RETURN TO:
Dennis C. Sbrega, Esq.
Preti Flaherty Beliveau Pachios & Haley, LLC
One City Center
P.O. Box  9546
Portland, ME 04112-9546


================================================================================


                 FIRST LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
            ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT


                                by and between


                         KEYBANK NATIONAL ASSOCIATION
                                   as Lender


                                      and


                             AEROVOX INCORPORATED
                           as Borrower and Sublessee






                                     dated


                               February 29, 2000


================================================================================

                 FIRST LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
            ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT
                                      to
                         KEYBANK NATIONAL ASSOCIATION

     THIS INSTRUMENT CONSTITUTES A FINANCING STATEMENT UNDER THE MASSACHUSETTS UNIFORM COMMERCIAL CODE COVERING THE ITEMS AND TYPES OF COLLATERAL DESCRIBED HEREIN. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL ARE AS DESCRIBED BELOW AND ON EXHIBIT C ATTACHED HERETO, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9,
SECTION 402 OF THE UNIFORM COMMERCIAL CODE, AS ENACTED IN THE COMMONWEALTH OF MASSACHUSETTS. THIS INSTRUMENT IS INITIALLY INTENDED TO SECURE THE FINANCING OF CONSTRUCTION ON THE PREMISES IN ACCORDANCE WITH A CERTAIN CONSTRUCTION LOAN AGREEMENT REFERRED TO HEREIN AND IS A "CONSTRUCTION MORTGAGE" UNDER THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS. A PHOTOCOPY OF THIS INSTRUMENT MAY BE FILED AS A FINANCING STATEMENT.

     UNDER THE TERMS AND PROVISIONS OF THE NOTE WHICH THIS INSTRUMENT SECURES AND UNDER THE TERMS AND PROVISIONS OF ANY FUTURE OR FURTHER ADVANCES SECURED HEREBY, THE INTEREST RATE PAYABLE THEREUNDER MAY BE VARIABLE. THE PURPOSE OF THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INCREASE OR DECREASE THE INTEREST RATE ON ANY INDEBTEDNESS SECURED HEREBY WHERE THE TERMS AND PROVISIONS OF SUCH INDEBTEDNESS PROVIDE FOR A VARIABLE INTEREST RATE.

     THIS FIRST LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT (hereinafter referred to as "Security Deed" or "Leasehold Mortgage") is made and entered into by AEROVOX INCORPORATED, a Delaware corporation, as grantor or mortgagor (hereinafter referred to as "Borrower" or "Sublessee"), Borrower having as a mailing address 740 Belleville Avenue, New Bedford, Massachusetts 02745 and KEYBANK NATIONAL ASSOCIATION, a national banking association, as grantee or mortgagee (hereinafter referred to as "Lender"), Lender having as a business address One Canal Plaza, Portland, Maine 04101-4035.

                                    RECITALS:
                                    ---------

     WHEREAS, Borrower is owner of (i) subleasehold interest in that certain real property described on Exhibit A attached hereto and made part hereof (the "Land" as hereinafter defined), and (ii) the Improvements of Borrower located thereon pursuant to that certain Ground Sublease dated as of January 4, 2000, between the New Bedford Redevelopment Authority, a body politic and corporate of the Commonwealth of Massachusetts (the "Authority"), having as a business address 700 Pleasant Street, New Bedford, Massachusetts 02740, as sublessor and Borrower as sublessee (as amended from time to time, the "Sublease"); and

     WHEREAS, the Authority is owner of a leasehold interest in the Land pursuant to that certain Ground Lease dated as of December 22, 1999 between the Authority as lessee and the City of New Bedford, a municipal corporation of the Commonwealth of Massachusetts (the "City"), having as a business address 133 Williams Street, New Bedford, Massachusetts 02740, as lessor (as amended from time to time, the "Lease"); and

     WHEREAS, the City is owner of a fee interest in the Land; and

     WHEREAS, Borrower has agreed to develop and operate a new plant facility to be constructed on the Land by Borrower, the facility constructed or being constructed pursuant to certain Construction Contracts and Plans as defined and described in a certain Construction Loan Agreement of even date between Lender and Borrower (the "Loan Agreement"), and the use, maintenance and operation thereof, and all contracts, agreements, instruments, transactions, rights and obligations related thereto (the "Project"); and

     WHEREAS, pursuant to the terms and conditions of the Loan Agreement, Lender will make a construction loan to Borrower and extend other credit to Borrower for the purpose of financing the cost of constructing and operating the Project and related expenses (the "Construction Loan"), which Construction Loan may have a maximum principal amount of $4,500,000.00 ("Construction Loan Amount"); and

     WHEREAS, the Construction Loan shall have a maturity date of April 30, 2000 ("Construction Loan Maturity Date"); and

     WHEREAS, in order to provide financing for the Project and to pay the Construction Loan, the Borrower will issue its Taxable Adjustable Rate Notes, Series 2000, in the aggregate principal amount of up to Eleven Million Dollars ($11,000,000) (the "Notes") under terms and conditions to be more fully set forth in a Trust Indenture (the "Indenture"), by and between the Borrower and The Huntington National Bank, Columbus, Ohio, as Trustee; and

     WHEREAS, to enhance the marketability of the Notes, the Borrower has applied to the Lender for the issuance of a letter of credit (the "Letter of Credit") in favor of the Trustee in an amount of up to $11,500,000 to secure the payment of the principal of and accrued interest on the Notes; and

     WHEREAS, the Borrower and the Lender will enter into a Reimbursement Agreement (the "Reimbursement Agreement") setting forth, among other things, the Lender's commitment to issue the Letter of Credit and the Borrower's agreement to reimburse the Bank for any and all payments made by the Bank pursuant to the Letter of Credit; and

     WHEREAS, the Borrower, the Lender and the Trustee will enter into a Note Pledge Agreement (the "Note Pledge Agreement") as security for the Borrower's obligations pursuant to the Reimbursement Agreement; and

     WHEREAS, execution, delivery and implementation of this Leasehold Mortgage is required by Lender prior to its funding of the Construction Loan and the making of disbursements under the Loan Agreement; and

     WHEREAS, Borrower has duly authorized the execution, delivery and performance of this Leasehold Mortgage;

     NOW, THEREFORE, with reference to the foregoing Recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Lender and Borrower agree as follows:

     Borrower does hereby give, grant, bargain, sell, transfer, assign, mortgage and convey unto Lender, and its successors and assigns, WITH MORTGAGE COVENANTS AND UPON THE STATUTORY CONDITION, all of the following described property (hereinafter collectively referred to as the "Property"):

     (a) The leasehold estate created by the certain Sublease from the New Bedford Redevelopment Authority dated January 4, 2000, and all easements and rights appurtenant thereto, including any and all extensions or renewals thereof, or substitutions or replacements thereof and all rights, privileges and benefits now existing or hereafter arising under the Sublease, including, without limitation all rights of reassignment and all rights to exercise options to extend or renew the Sublease or to purchase the fee title to Premises and appurtenances thereto, and all rights to tax refunds, insurance proceeds, eminent domain awards or payments in lieu thereof ("the Sublease") covering all that certain tract or parcel of land located in the New Bedford Industrial Park, John Vertente Boulevard Extension, New Bedford, Massachusetts, more particularly described in Exhibit A attached hereto and by this reference made a part hereof, together with all right, title and interest of Borrower, including any after-acquired title or reversion, in and to the rights-of-way, streets and alleys adjacent thereto, and all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, roads, streets, ways, alleys, passages, sewers, sewer rights, waters, water courses, water rights and powers, oil, gas and other minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on, servicing or benefiting the land or under or above same, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, easements and appurtenances whatsoever, in any way belonging, relating to or appertaining to said tract or parcel of land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Borrower of, in and to the same (all hereinafter collectively referred to as the "Land"); and

     (b) All buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Land (hereinafter referred to as the "Improvements"), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land; and

     (c) All goods and items purchased with the proceeds of the Note or Notes (as to all of which Lender claims a purchase money security interest under Uniform Commercial Code (S) 9-312(4)), including, but not limited to, all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other articles of personal property (hereinafter collectively referred to as the "Personal Property"), including, but not limited to, all gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, and cooking apparatus and appurtenances, and all other fixtures and equipment now or hereafter owned by Borrower and located in, on or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Land or the Improvements, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Borrower in and to any of the foregoing now owned or hereafter acquired by Borrower, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Improvements as between the parties hereto and all persons claiming by, through or under them; and

     (d) All right, title and interest of Borrower in and to all policies of insurance, licenses, franchises, permits, service contracts, maintenance contracts, property management agreements, equipment leases, tradenames, trademarks, trade dress, service-marks, logos, goodwill, accounts, chattel paper and general intangibles as defined in the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, which in any way now or hereafter belong, relate or appertain to the Land, the Improvements or the Personal Property or any part thereof now owned or hereafter acquired by Borrower, including, without limitation, all condemnation payments, insurance proceeds and escrow funds and all other property of Borrower deposited with Lender or held by Lender pursuant to the Loan Agreement (hereinafter referred to as the "Intangible Property"); and

     (e) All present and future leases, tenancies, occupancies and licenses, whether written or oral ("Leases"), of the Land, the Improvements, the Personal Property and the Intangible Property, or any combination or part thereof, and all income, rents, issues, royalties, profits, revenues, security deposits and other benefits of the Land, the Improvements, the Personal Property and the Intangible Property, from time to time accruing, all payments under Leases, and all payments on account of oil and gas and other mineral Leases, working interests, production payments, royalties, overriding royalties, rents, delay rents, operating interests, participating interests and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same (hereinafter collectively referred to as the "Revenues"); and

     (f) All rights, privileges and benefits, of whatever character, to which Borrower may hereafter be entitled pursuant to (S)365 of the Bankruptcy Code, including, without limitation, all of Borrower's rights to retain its rights under the Sublease in respect of the Property after rejection of the Sublease by the Authority or the City, or by any Trustee of the Authority or the City, and all of Borrower's rights to treat the Sublease as rejected, and together with any and all other rights, privileges and benefits, of whatever character, to which Borrower may hereafter be entitled to remain in possession of the Property pursuant to any agreement among Borrower, the Authority and the City; and

     (g) All the rights, title, interest of Borrower in and to all plans and specifications relating to the Improvements on the Land (hereinafter collectively referred to as the "Plans"); and

     (h) All proceeds, products, substitutions and accessions of the foregoing of every type; and

     (i) All judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Property or any interest therein or part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property, or the improvements thereon or any part thereof, including any award for change of grade of streets.

     TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Lender and the successors and assigns of Lender,in accordance with Borrower's Sublease of the Land; and Borrower covenants that Borrower is lawfully seized and possessed of the Property in accordance with Borrower's Sublease of the Land and has good right to convey the Property and that the conveyances in this Security Deed are subject to only those matters (hereinafter referred to as the "Permitted Encumbrances") expressly set forth in Exhibit B attached hereto and by this
                                      ---------
reference made a part hereof. Except for the Permitted Encumbrances, Borrower does warrant and will forever defend the title to the Property against the claims of all persons whomsoever.

     This Security Deed is intended to constitute: (i) a leasehold mortgage under the laws of the Commonwealth of Massachusetts, and (ii) a security agreement and financing statement under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts. This Security Deed is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Property, Borrower hereby agreeing that Lender is entitled to receive the rents, issues and profits of the Property prior to an Event of Default and without entering upon or taking possession of the Property.

     PROVIDED, NEVERTHELESS, that if Borrower or its successors or assigns pays and performs or causes to be paid and performed the following described indebtedness and obligations (hereinafter all collectively referred to as the "Secured Obligations"), then this Security Deed shall be void; otherwise, shall remain in full force:

     (a) The debt evidenced by that certain Commercial Note (hereinafter, together with any and all renewals, modifications, consolidations and extensions thereof, referred to as the "Note") of even or recent date with this Security Deed, made by Borrower to the order of Lender in the principal face amount of Four Million Five Hundred Thousand and 00/100ths Dollars ($4,500,000.00), together with interest, prepayment fees and other fees and charges as provided therein;

     (b) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations contained in the said Loan Agreement;

     (c) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations contained in the said Reimbursement Agreement and said Note Pledge Agreement;

     (d) Any and all future advances made by Lender to Borrower pursuant to the Note, the Loan Agreement, the Reimbursement Agreement, the Note Pledge Agreement, this Security Deed, and the Loan Documents as hereinafter defined up to a maximum principal amount outstanding from time to time (exclusive of amounts advanced to protect the security) of Sixteen Million and 00/100ths Dollars ($16,000,000.00) together with interest, in accordance with the provisions of Paragraph 32 hereof;

     (e) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note and the Reimbursement Agreement (the Note, this Security Deed, the Loan Agreement, the Collateral Assignment of Project Documents, the Reimbursement Agreement, the Note Pledge Agreement, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents"), and the payment of all other sums therein covenanted to be paid;

     (f) Any and all additional advances made by Lender to preserve and protect the Improvements or to protect or preserve the Property or the security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Borrower's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

     (g) Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Borrower to Lender, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

     This Security Deed is upon the STATUTORY CONDITION, upon the breach of which Lender shall have the STATUTORY POWER OF SALE, which is hereby incorporated herein by reference.

     Borrower hereby further covenants and agrees with Lender as follows:

     1.   Payment and Performance of Secured Obligations. Borrower shall
          ----------------------------------------------
promptly pay the Secured Obligations when due, and fully and promptly perform all of the provisions, agreements, covenants and obligations of the Secured Obligations.

     2.   Funds for Impositions. Subject to Lender's option under Paragraphs 3
          ---------------------
and 4 hereof, Borrower shall pay to Lender on the days that monthly installments of interest are payable under the Note, until the Note is paid in full, a sum (hereinafter referred to as the "Funds") equal to one-twelfth (1/12) of the following items (hereinafter collectively referred to as the "Impositions"): (a) the yearly water and sewer bills, real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments, and all governmental charges of every name and restriction which may be levied on the Property, and (b) the yearly premium installments for the insurance covering the Property and required by Lender pursuant to Paragraph 4 hereof. The Impositions shall be estimated initially and from time to time by Lender on the basis of assessments and bills and estimates thereof. The Funds shall be held by Lender, free of interest and free of any liens or claims on the part of creditors of Borrower and as part of the security for the Secured Obligations. The Funds shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Lender. Lender shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Lender and provided Borrower has delivered to Lender the assessments or bills therefor. Lender shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Lender's option and without notice to Borrower, to the payment of the Secured Obligations upon any Event of Default hereunder. If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions as such become due, Borrower shall pay to Lender any amount necessary to make up the deficiency within five (5) days after notice from Lender to Borrower requesting payment thereof. Upon performance and payment in full of the Secured Obligations, Lender shall promptly refund to Borrower any Funds held by Lender.

     3.   Impositions, Liens and Charges. Borrower shall pay all Impositions
          ------------------------------
and other charges, if any, attributable to the Property, and at Lender's option, shall pay in the manner provided under Paragraph 2 hereof. Borrower shall furnish to Lender all bills and notices of amounts due under this Paragraph 3 as soon as received, and in the event Borrower shall make payment directly, Borrower shall furnish to Lender receipts evidencing such payments at least five
(5) days prior to the dates on which such payments are due. Borrower shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property.

     4.   Property and Other Insurance.
          ----------------------------

     (a) Borrower, at its expense, shall procure and maintain for the benefit of Borrower and Lender, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles, and expiration dates as are acceptable to Lender, providing the following types of insurance covering the Property:

          (i) "All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on the Improve-ments and Personal Property in an amount not less than one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property determined annually by an insurer or qualified appraiser selected and paid for by Borrower and acceptable to Lender, with deductibles not to exceed $25,000 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by Lender, a contingent liability from operation of building laws endorsement, a demolition cost endorsement and an increased cost of construction endorsement in such amounts as Lender may require. Full replacement cost as used herein means the cost of replacing the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the Personal Property without deduction for physical depreciation thereof;

          (ii) During the course of reconstruction or significant repair of any Improvements on the Land, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Land, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement,
4

          (iii) Flood insurance if at any time the Improvements are located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map) and if the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the Massachusetts Flood Insurance Program;

          (iv)   Rent loss insurance in an amount sufficient to recover at least
(1) the total estimated gross receipts from all sources of income for the Property, including, without limitation, rental income, for a twelve month period, plus (2) Impositions for a twelve month period to the extent not included in (1) above;

          (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if available, with such coverages as Lender may request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any Improvements on the Land, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

          (vi) During the course of construction or repair of any Improvements on the Land, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

          (vii)  Employers liability insurance;

          (viii) Umbrella liability insurance with limits of not less than $1,000,000 to be in excess of the limits of the insurance required by clauses
(v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

          (ix) Workers' compensation insurance for all employees of Borrower engaged on or with respect to the Land or Improvements; and

          (x) Such other insurance in such form and in such amounts as may from time to time be required by Lender against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Land and the Improvements.

     Borrower shall pay all premiums on insurance policies, and at Lender's option, shall pay in the manner provided under Paragraph 2 hereof. The insurance policies provided for in clauses (v), (vi) and above shall name Lender as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name Lender as mortgagee and loss payee, shall be first payable in case of loss to Lender, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to Lender. Borrower shall deliver duplicate originals or certified copies of all such policies to Lender, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of the policies, Borrower shall deliver to Lender duplicate originals or certified copies of renewal policies in form satisfactory to Lender

     (b) All policies of insurance required by this Security Deed shall contain clauses or endorsements to the effect that (i) no act or omission of either Borrower or anyone acting for Borrower (including, without limitation, any representations made by Borrower in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability or such insurance insofar as Lender is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of Borrower and Lender, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, cancelled or terminated without the insurer thereunder giving at least thirty (30) days prior written notice to Lender by certified or registered mail, and (v) that Lender shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

     (c) With the prior consent of Lender, which consent is not to be unreasonably withheld, the insurance required by this Security Deed may be effected through a blanket policy or policies covering additional locations and property of Borrower not included in the Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Paragraph and contain endorsements or clauses assuring that any claim for recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim endorsement in the case of property insurance and an aggregate limits of insurance per location endorsement in the case of liability insurance.

     (d) All policies of insurance required by this Security Deed shall be issued by companies licensed to do business in the state where the policy is issued and also in the Commonwealth of Massachusetts and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

     (e) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Security Deed unless such insurance complies with the terms and provisions of this Paragraph.

     (f) In the event of any loss or damage to the Property, Borrower shall give immediate written notice to the insurance carrier and Lender. Borrower hereby irrevocably authorizes and empowers Lender, at Lender's option and in Lender's sole discretion, as attorney in fact for Borrower, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds. If Borrower is not then in default under the Loan Documents, Lender will agree to the use of insurance proceeds for reconstruction or repair of the Property, under Lender's usual construction loan procedures. Otherwise, Lender is authorized to apply the balance of such proceeds to the payment of the Secured Obligations whether or not then due. If Lender shall require or if Borrower desires to proceed with (and is not otherwise in default) the reconstruction or repair of the Property, to hold the balance of such proceeds to be used to pay Impositions and the Secured Obligations as they become due during the course of reconstruction or repair of the Property and to reimburse Borrower, in accordance with such terms and conditions as Lender may prescribe, for the costs of reconstruction or repair of the Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Secured Obligations. If under Paragraph 22 hereof the Property is sold or the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Property prior to the sale or acquisition shall pass to Lender or any other successor in interest to Borrower or purchaser or grantor of the Property but receipt of any insurance proceeds and any disposition of the same by Lender shall not constitute a waiver of any rights of Lender, statutory or otherwise, and specifically shall not constitute a waiver of the right of foreclosure by Lender in the event of Default or failure of performance by Borrower of any of the Obligations.

     5.   Preservation and Maintenance. Borrower (a) shall not permit or commit
          ----------------------------
waste, impairment, or deterioration of the Property or abandon the Property, (b) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Lender may approve in writing, provided that Lender shall release net insurance proceeds, to the extent actually received by Lender, to Borrower in accordance with the construction disbursement procedures specified in the Loan Agreement (provided, however, the insufficiency of such proceeds shall not relieve Borrower of its obligations to restore hereunder), (c) shall keep the Property, including the Improvements and the Personal Property, in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition, and (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property. Borrower covenants and agrees to give Lender prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which it receives or any threatened or pending proceedings in respect thereto or with respect to the Property (including, without limitation, changes in zoning). Neither Borrower nor any tenant or other person shall remove, demolish or alter any Improvements now existing or hereafter erected on the Property or any Personal Property in or on the Property except when incident to the replacement of Personal Property with items of like kind. Borrower further covenants and agrees that, without the prior written consent of Lender herein, no part of the Property shall be declared, or become the subject of, a condominium under the Maine Condominium Act, as it may be amended or supplemented, or become the subject of any covenants or restrictions, or any planned unit development, or any other type of development that would control or restrict the uses to which the Land and Improvements may be put or the scheme or arrangement or its development or the design, location or character of its buildings or improvements, or which would impose Obligations or assessments of any type upon any owners or tenants of the Property, or upon any other parties who may use or enjoy the Property.

     6.   Transfers. Borrower will not, directly or indirectly, voluntarily or
          ---------
involuntarily, without the prior written consent of Lender in each instance: (a) sell, convey, assign, transfer, lease, option, mortgage, pledge, hypothecate or dispose of the Property, or any part thereof or interest therein, except as expressly permitted by the terms of this Security Deed; or (b) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon the Property, or any part thereof or interest therein, except for Permitted Encumbrances.

     7.   Hazardous Materials Warranties and Indemnification.
          --------------------------------------------------

     (a)  Definitions. The following definitions shall apply for purposes of
          -----------
this Paragraph 7:

          (i) "Environmental Laws" shall mean and include each and every federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials (as hereinafter defined), drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C.(S)9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976
              -- ---
(42 U.S.C.(S)6901 et seq.); (iii) Hazardous Materials Transportation Act (49
                  -- ---
U.S. C.(S)1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C.(S)2061
               -- ---
et seq.); (v) the Clean Water Act (33 U.S.C.(S)1251 et seq.), (vi) the Clean Air
-- ---                                              -- ---
Act (42 U.S.C.(S)7401 et seq.); (vii) the Safe Drinking Water Act (21
                      -- ---
U.S.C.(S)349 42 U.S.C.(S)201 and (S)300f et seq.);; (viii) the Superfund
                                         -- ---
Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (ix) Title III of the Superfund Amendment and Reauthorization Act (40 U.S. C.(S)1101 et seq.); (x) the
                                                     -- ---
Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. c. 21E; and (xi) the Massachusetts Hazardous Waste Management Act, M.G.L.
c. 21C.

          (ii) "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

                (A) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund

Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

                (B) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

                (C) "hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

                (D) "chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

                (E) "hazardous matter" as defined in the Hazardous Matter Control Law, as amended, and regulations promulgated thereunder; and

                (F) "hazardous waste" as defined in the Maine Hazardous Waste, Septage and Solid Waste Management Act, as amended, and regulations promulgated thereunder.

          (iii) "Indemnified Parties" shall mean Lender, Lender's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them, and "Indemnified Party" shall mean any one of the Indemnified Parties.

          (iv) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.

          (v) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

     (b)  Environmental Representations and Warranties of Borrower. Borrower
          --------------------------------------------------------
represents and warrants to Lender as follows except as has been disclosed to Lender in a certain Environmental Site Assessment dated August 28, 1998, done by Sitec Environmental, Inc. for the City, and in a certain Supplemental Subsurface Investigation dated July 20, 1999, done by Vanasse Hangen Vrustlin, Inc. for the
City:

          (i) To the best of Borrower's knowledge, no condition, activity or conduct exists on or in connection with the Property which constitutes a violation of any Environmental Law.

          (ii) To the best of Borrower's knowledge, there has been no Release or Threat of Release of any Hazardous Materials on, upon or into the Property, nor, to the best of Borrower's knowledge, has there been any such Release or Threat of Release of any Hazardous

Materials on, upon or into any real property in the vicinity of the Property which, through soil or groundwater migration, could reasonably be expected to come to be located on the Property.

          (iii) There are no existing or closed underground storage tanks on the Property.

          (iv) None of the following are or will be located in, on, under or constitute a part of the Property: asbestos or asbestos-containing material in any form or condition; urea formaldehyde insulation, transformers or other equipment which contain dicletric fluid containing polychlorinated biphenyls; or leaded paint.

          (v) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Property.

          (vi) No notice has been issued to Borrower by any agency, authority, or unit of government that Borrower has been identified as a potentially responsible party under any Environmental Law.

          (vii) There exists no investigation, action, proceeding, or claim by any agency, authority, or unit of government or by any third party which could result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Property or any other real property owned. leased or operated by Borrower.

          (viii) There has been no claim by any party that any use, operation, or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property

          (ix) There is presently no condition on the Land or Improvements that would constitute any form of pollution, contamination, discharge, spillage, uncontrolled loss, seepage or filtration of hazardous materials.

     (c)  Environmental Covenants of Borrower. The Borrower covenants and agrees
          -----------------------------------
with Lender that Borrower shall

          (i)    comply with all Environmental Laws;

          (ii) not store (except in compliance with all Environmental Laws pertaining thereto), dispose of, Release or allow the Release of any Hazardous Materials on the Property;

          (iii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws pertaining thereto); and

          (iv) upon the request of Lender, take all such action (including, without limitation, the conducting of environmental assessments at the sole expense of the Borrower in accordance with subparagraph (e) hereof) to confirm that no Hazardous Materials are or ever were stored, Released or disposed of on the Property.

     (d)  Environmental Indemnity. Borrower covenants and agrees, at Borrower's
          -----------------------
sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender) and hold each Indemnified Party harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (B) the violation of any Environmental Laws relating to or affecting the Property or the Borrower, whether or not caused by or within the control of Borrower; (C) the failure of Borrower to comply fully with the terms and conditions of this Paragraph; (D) the violation of any Environmental Laws in connection with other real property of Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws;
(E) the breach of any representation or warranty contained in this Paragraph or
(F) the enforcement of this Paragraph, including, without limitation (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. Lender's rights under this Paragraph shall be in addition to all other rights of Lender under this Security Deed, the Note, the Construction/Term Loan Agreement, and the other Loan Documents and payments by Borrower under this Paragraph shall not reduce Borrower's obligations and liabilities under any of the Loan Documents.

     (e)  Notice to Lender. If Borrower receives any notice or obtains knowledge
          ----------------
of (i) any potential or known Release or Threat of Release of any Hazardous Materials at or from the Property, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Borrower or the Property (an "Environmental Complaint") from any person or entity (including, without limitation, the Environmental Protection Agency), then Borrower shall immediately notify Lender orally and in writing of said Release or Threat of Release or Environmental Complaint. Upon such notification, Lender may, at its election without regard to whether an Event of Default has occurred, obtain one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Lender which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Property, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the cost and expense of the Borrower.

     (f)  Survival, Assignability, and Transferability.
          --------------------------------------------

          (i) The warranties, representations and indemnity set forth in subparagraphs (b) and (d) of this Paragraph shall survive the payment and performance of the Secured Obligations and any exercise by Lender of any remedies under this Security Deed including, without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Borrower to Lender in lieu of foreclosure or any deed under a power of sale.

          (ii) It is agreed and intended by Borrower and Lender that the warranties, representations, and indemnity set forth above in subparagraphs (b) and (d) of this Paragraph may be assigned or otherwise transferred by Lender to its successors and assigns and to any subsequent purchasers of all or any portion of the Property by, through or under Lender, without notice to Borrower and without any further consent of Borrower. To the extent consent or any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Borrower in order to maximize the extent and effect of the warranties, representations, and indemnity given hereby

     8.   Use of Property. Unless required by applicable law or unless Lender
          ---------------
has otherwise agreed in writing, Borrower shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Security Deed was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Lender's written consent. Borrower shall comply with, observe and perform all zoning and other laws affecting the Property, all restrictive covenants affecting the Property, and all licenses and permits affecting the Property.

     9.   Protection of Lender's Security. If Borrower fails to perform the
          -------------------------------
covenants and agreements contained in this Security Deed, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such action as Lender deems necessary to protect Lender's interest, including, but not limited to, disbursement of attorneys' fees, payment, contest or compromise of any lien or security interest which is prior to the lien or security interest of this Security Deed, and entry upon the Property to make repairs. At its option, and without limitation, Lender may pay any Impositions, or provide for the maintenance and preservation of the Property. Any amounts disbursed by Lender pursuant to this Paragraph 9, with interest thereon, shall become a portion of the Secured Obligations. Unless Borrower and Lender agree to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate as that term is defined in the Note unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Borrower shall have the right to prepay such amounts in whole or in part at any time. Nothing contained in this Paragraph shall require Lender to incur any expense or do any act.

     10.  Inspection. Lender may, at Borrower's expense, make or cause to be
          ----------
made reasonable entries upon and inspections of the Property during normal business hours, or at any other time when necessary to protect or preserve the Property.

     11.  Books and Records.
          -----------------

          (a) Borrower shall keep and maintain at all times at Borrower's address stated in this Security Deed, or such other place as Lender may approve in writing, complete, proper and accurate records and books of account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles reflecting the results of the operation of the Property, and copies of all written contracts, leases and other instruments which affect the Property. Such records, books of account, contracts, leases and other instruments shall be subject to examination, inspection and copying by Lender at any reasonable time by Lender and at Borrower's expense.

          (b) Upon request of Lender in writing, Borrower shall promptly provide Lender with all documents reasonably requested by Lender prepared in the form and the manner called for in such request and as may reasonably relate to the Property or the use, maintenance, operation or condition thereof, or the financial condition of Borrower or any party obligated on the Note or under any guaranty, including, without limitation, all leases or leasehold interests granted to or by Borrower, rent rolls and tenant lists, rent and damage deposit ledgers, operating statements, profit and loss statements and balance sheets, personal financial statements of Borrower or income tax returns (including quarterly returns), any or all of which documents shall be audited or certified as true and accurate by a certified public accountant, if requested by Lender, and shall cover such period or periods as may be specified by Lender

     12.  Condemnation. If all or substantially all of the Property shall be
          ------------
damaged or taken through condemnation (which term, when used in this Security Deed, shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire Secured Obligations shall, at the option of Lender, become immediately due and payable. Borrower authorizes Lender, at Lender's option, as attorney in fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation, or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned and shall be paid to Lender. Borrower authorizes Lender to apply such awards, proceeds or damages, after the deduction of Lender's expenses incurred in the collection of such amounts, and at Lender's option, to restoration or repair of the Property or to payment of the Secured Obligations, whether or not then due, with the balance, if any, to Borrower. Borrower agrees to execute such further assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or injury that Lender may require. For the purposes of this Paragraph, "substantially all of the Property" shall mean a taking of or damage to less than the entire Property through condemnation, which in the good faith judgment of Lender, renders the Property remaining after such taking or damage unsuitable for restoration for the use intended to be made of the Property or substantially the same value, condition, character or general utility as the then use which existed on the Property before such condemnation.

     In the event that Borrower is required by the terms of its Sublease of the Property to repair or restore the Property, following a partial taking, and if Borrower is not then otherwise in default of the Secured Obligations, then Lender agrees to release the proceeds of such partial taking, under its usual construction loan disbursement procedures, with Borrower providing any necessary equity injection required in the judgment of Lender to assure proper completion of such repair or restoration, PROVIDED, HOWEVER, that prior to release of any such proceeds, Borrower must pay down the Secured Obligations to the extent required to maintain compliance with an 85% loan-to-value ratio, based upon appraisals preceding the following completion of the work.

     13.  Borrower and Lien Not Released. From time to time, without affecting
          ------------------------------
the obligation of Borrower or Borrower's successors or assigns to pay or perform the Secured Obligations and to observe the covenants of Borrower contained in this Security Deed and the other Loan Documents, and without affecting the guaranty of any person, corporation, partnership or other entity for payment or performance of the Secured Obligations, and without affecting the lien or priority of lien of this Security Deed on the Property, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any guarantor, and without liability on Lender's part, grant extensions or postponements of the time for payment or performance of the Secured Obligations or any part thereof, release anyone liable on any of the Secured Obligations, accept a renewal note or notes therefor, release from this Security Deed any part of the Property, take or release other or additional security, re-convey any part of the Property, consent to any map or plat or subdivision of the Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Borrower to modify the rate of interest or terms and time of payment or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorneys' fees as may be incurred, at Lender's option, for any such action if taken at Borrower's request.

     14.  Forbearance Not Waiver. Any forbearance by Lender in exercising any
          ----------------------
right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Secured Obligations or to exercise any remedy in connection with the Secured Obligations. Lender's receipt of any awards, proceeds or damages under Paragraphs 4 and 12 hereof shall not operate to cure or waive Borrower's default in payment or performance of the Secured Obligations.

     15.  Estoppel Certificates. Borrower shall within ten (10) days of a
          ---------------------
written request from Lender furnish Lender with a written statement, duly acknowledged, setting forth the amount of the Secured Obligations and any right of set-off, counterclaim or other defense which may exist or be claimed by Borrower against the Secured Obligations and the obligations of Borrower under this Security Deed.

     16.  Security Agreement. Insofar as any item of property included in the
          ------------------
Property which is or might be deemed to be "personal property" is concerned, this Security Deed is hereby made and declared to be a security agreement, granting a security interest in and to each and every item of such property included in the Property (hereinafter collectively referred to as the "Collateral"), in compliance with the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts. A financing statement or statements reciting this Security Deed to be a security agreement, covering all of the Collateral, shall be executed by Borrower and Lender and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or
(ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender's sole election. Borrower and Lender agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any wise derogating from or impairing this declaration and hereby stated intention of Borrower and Lender that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Land or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any wise altering any of the rights of Lender as determined by this instrument or impugning the priority of Lender's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Lender in the event any court shall at any time hold, with respect to any such matter, that notice of Lender's priority of interest, to be effective against a particular class of persons, must be filed in the records of the Uniform Commercial Code kept with (a) the Secretary of State of the Commonwealth of Massachusetts, (b) the Bristol County Registry of Deeds, and (c) the New Bedford City Clerk's Office. Borrower warrants that

(i) Borrower's (that is, "Debtor's") name, identity or organizational structure and residence or principal place of business are as set forth in Exhibit C
                                                                 ---------
attached hereto and by this reference made a part hereof, (ii) Borrower (that is, "Debtor") has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit
                                                                         -------
C attached hereto and by this reference made a part hereof, and (iii) the
-
location of all collateral constituting fixtures is upon the Land. Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in name, identity, organizational structure, residence or principal place of business within thirty (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status. The information contained in this Paragraph is provided in order that this Security Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party", the identity or organizational structure and residence or principal place of business of "Debtor", and the time period for which "Debtor" has been using or operating under said name and identity or organizational structure without change, are as set forth in
Schedule 1 of Exhibit C attached hereto and by this reference made a part
              ---------
hereof, the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of said Exhibit C attached hereto; and
                                                 ---------
a statement indicating the types, or describing the items, of collateral is set forth in this Security Deed.

     17.  Assignment of Leases and Revenues.
          ---------------------------------

     (a) As part of the consideration for the Secured Obligations, Borrower has absolutely and unconditionally assigned and transferred to Lender all of Borrower's right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any Sublease for the occupancy or use of all or any part of the Property. Borrower hereby authorizes Lender or Lender's agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Borrower of any Event of Default by Borrower, Borrower shall collect and receive the Revenues as trustee for the benefit of Lender, to apply the Revenues so collected to the Secured Obligations, to the extent then due, with the balance, so long as no Event of Default has occurred, to the account of Borrower. Borrower agrees that each and every tenant, lessee and licensee of the Property shall pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Lender or Lender's agents on Lender's written demand therefor without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Borrower to the contrary, and Borrower agrees that Borrower shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Lender following receipt of such written demand.

     (b) Borrower hereby covenants that Borrower has not executed any prior assignment of the Leases or the Revenues, that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instruments which would prevent Lender from exercising the rights of holder under this Security Deed, and that at the time of execution of this Security Deed, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues. Borrower further covenants that Borrower will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

     (c) Borrower agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Lender's rights and remedies under Paragraph 22 hereof shall be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Lender, in person or by agent, assumes actual possession thereof. Nor shall the appointment of any receiver for the Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of any part of the Property by such receiver, be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

     (d) If Lender or a court-appointed receiver enters upon, takes possession of and maintains control of the Property pursuant to this Security Deed, all Revenues thereafter collected shall be applied first to the costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys' fees actually incurred, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as landlord, lessor or licensor of the Property and then to the Secured Obligations. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Lender. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies expended by Lender for such purposes shall become a portion of the Secured Obligations. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate as that term is defined in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Lender or the receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender hereunder.

     18.  Leases of the Property. Borrower will not enter into any sublease of
          ----------------------
all or any portion of the Property unless such sublease shall be upon a form of lease previously approved by Lender or as approved under the Loan Agreement provided, however, that after any Event of Default shall have occurred hereunder and until such time as such Event of Default has either been cured with a written consent of Lender or the Event of Default has been waived in writing by Lender, Borrower will not enter into any sublease of all or any portion of the Property, Borrower will not enter into any sublease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future sublease of the Property, without the prior written consent of Lender. Borrower, at Lender's request, shall furnish Lender with executed copies of all Leases hereafter made of all or any part of the Property, and all Leases now or hereafter entered into will be in form and substance subject to the approval of Lender. Upon Lender's request, Borrower shall make a separate and distinct assignment to Lender, as additional security, of all Leases hereafter made of all or any part of the Property.

     19.  Remedies Cumulative. All remedies provided in this Security Deed are
          -------------------
distinct and cumulative to any other right or remedy under this Security Deed or under the other Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively.

     20.  Taxation of Security Deeds. In the event of the enactment of any law
          --------------------------
deducting from the value of the Property any mortgage lien thereon, or imposing upon Lender the payment of all or part of the taxes, charges or assessments previously paid by Borrower pursuant to this Security Deed, or changing the law relating to the taxation of mortgages or debts secured by mortgages or Lender's interest in the Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender therefor; provided, however, that if in the opinion of counsel to Lender, such payment cannot lawfully be made by Borrower, and such change in the law cannot be remedied and lawful payment made by Borrower to the reasonable satisfaction of Lender within thirty (30) days following notice to Borrower by Lender of the occurrence of such change, then Lender may, at Lender's option, declare the Secured Obligations to be immediately due and payable and invoke any remedies permitted by Paragraph 22 of this Security Deed.

     21.  Events of Default and Acceleration. The term "Event of Default",
          ----------------------------------
wherever used in this Security Deed, shall mean any one or more of the following conditions or events:

     (a) Failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note; or

     (b) Failure by Borrower to pay as and when due and payable any sums to be paid by Borrower under this Security Deed (including, but not limited to, any payment of Funds) or the Reimbursement Agreement; or

     (c) Failure by Borrower to duly observe or perform any term, covenant, condition or agreement contained in this Security Deed (other than the obligations to make payments referred to in subparagraph (b) above) contained in Paragraphs 3 or 4 of this Security Deed and continuance of such failure for a period of thirty (30) days after written notice thereof from Lender; or

     (d) Failure by Borrower to duly observe or perform any other term, covenant, condition or agreement contained in Paragraphs 6 or 7 of this Security Deed; and with respect to Borrower's obligations to comply with all applicable Environmental Laws, including either or both the clean-up and removal of Hazardous Materials present on the Property, Borrower shall have at least twenty
(20) days to achieve such full compliance after written notice from Lender requiring such compliance, if Borrower shall commence and diligently pursue to full compliance in accordance with the terms of Paragraph 7, plus such additional time as Lender, in its sole judgment, shall allow Borrower for such compliance; provided, however, Lender may in its sole judgment, declare an Event of Default to exist by written notice thereof to Borrower at any time after the expiration of such twenty (20) day period if such full compliance with all applicable Environmental Laws shall not have been so achieved at the time of such notice; or hand continuance of such failure for a period of five (5) days after notice thereof from Lender; or

     (e) Failure by Borrower to duly observe or perform any other term, covenant, condition or agreement contained in this Security Deed or the Loan Agreement and continuance of such failure for a period of twenty (20) days after written notice thereof from Lender; or

     (f) Any representation or warranty of Borrower contained in this Security Deed or the Reimbursement Agreement or the Note Pledge Agreement or the Loan Agreement shall prove to have been false or incorrect in any material respect upon the date when made; or

     (g) Without the prior written consent of Lender, any change in the majority of the voting stock of Borrower, any merger, reorganization, dissolution or termination of existence of Borrower as a corporation; or

     (h) The filing by Borrower or any guarantor of the Obligations of a voluntary petition in bankruptcy under Title 11 of the United States Code, or the issuing of an order for relief against Borrower or any guarantor in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the filing by Borrower or any guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or, other relief for debtors, or Borrower's or any guarantor's seeking or consenting to or acquiescing in the appointment of any custodian, trustee, receiver, conservator or liquidator of Borrower or such guarantor, respectively, or of all or any substantial part of its respective property, or the making by Borrower or any guarantor of any assignment for the benefit of creditors, or Borrower's or any guarantor's failure generally to pay its debts, as such debts become due, or Borrower's or any guarantor's giving of notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

     (i) The entry by a court of competent jurisdiction of any order, judgment or decree approving a petition filed against Borrower or any guarantor of the Obligations seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of Borrower's or any guarantor's property; or

     (j) The occurrence of any "Event of Default" as defined in the Sublease, the Reimbursement Agreement or any of the other Loan Documents executed by Borrower and continuation of such default beyond any grace period set forth therein for the curing thereof, or

     (k) Such a change in the condition or affairs (financial or otherwise) of the Borrower or of any obligor, endorser, guarantor or surety under or for any of the Secured Obligations, or decline in the value of the Property as, in the opinion of the Lender, materially impairs the Lender's security or increases its risk or if the Lender in good faith deems itself insecure; or

     (l) Default after the expiration of any applicable cure period in the prompt payment, performance or observance of any material term, provision, condition, covenant, warranty or representation set forth in any mortgages, liens, lease or encumbrances affecting the Property, whether or not such mortgage, lien, lease or encumbrance is senior or junior to this Mortgage, and whether or not such mortgage, lien, lease or encumbrance has been consented to by Lender, provided, however, that nothing herein shall be deemed to be a consent by Lender, implied or otherwise, to the granting of any mortgage, lien or encumbrance on the Premises.

     If an Event of Default shall have occurred, Lender may, at Lender's option, by notice to Borrower declare the entire Secured Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by Borrower and Lender may exercise any and all of its remedies; provided that if any Event of Default specified in clauses
                     --------
(g), (h), (i), (k) or (l) of this Paragraph shall occur, the Secured Obligations automatically shall become and be immediately due and payable and Lender may exercise any and all of its remedies, without any declaration or other act on the part of Lender, unless a notice of grace period shall be given therein for any specific type of Event of Default. No omission on the part of Lender to exercise such option when entitled to do so shall be construed as a waiver of such right.


     22.  Rights and Remedies.
          -------------------

     (a)  Power of Sale and other Remedies. Upon the occurrence of any Event of
          --------------------------------
Default, and whether or not Lender shall have accelerated the maturity of the Secured Obligations pursuant to Paragraph 21 hereof, Lender, at its option, may take the following actions or any one or more of them from time to time:

          (i) Declare any one or more of the Secured Obligations immediately due and payable;

          (ii) Cease advancing money or extending credit to or for the benefit of the Borrower under any agreement, whether or not secured hereby;

          (iii) Foreclose this Security Deed under any legal method of foreclosure in existence at the time or now existing, or under any other applicable law, including, without limitation, the Statutory Power of Sale, which is incorporated herein by reference, and if the Property consists of multiple parcels or units, to foreclose against the entire Property or such portions thereof in such order and at such times as Lender may determine all in its discretion, and the deferral or delay in foreclosure against any portion of the Property shall not impair the right of Lender to subsequently foreclose;

          (iv) either with or without entering upon or taking possession of the Property, demand, collect and receive any or all Revenues;

          (v) take possession of all or any part of the Collateral, and for such purpose Lender may, so far as Borrower can give authority, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same;

          (vi) either with or without taking possession of the Collateral, sell, lease or otherwise dispose of the Collateral in its then condition or following such preparation as Lender deems advisable;

          (vii) either with or without entering upon or taking possession of the Property, and without assuming any obligations of Borrower thereunder, exercise the rights of Borrower under, use or benefit from, any of the Plans, Leases, the Sublease or Intangible Property;

          (viii) in person, by agent or by court appointed receiver, enter upon, take possession of, and maintain full control of the Property in order to perform all acts necessary or appropriate to complete the Improvements and to maintain and operate the Property, including, but not limited to, the execution, cancellation or modification of Leases, the making of repairs to the Property and the execution or termination of contracts providing for the improvement, management or maintenance of the Property, all on such terms as Lender, in its sole discretion, deems proper or appropriate;

          (ix) proceed by a suit or suits in law or in equity or by other appropriate proceeding against Borrower or any other party liable to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Security Deed, the Loan Agreement, the Reimbursement Agreement, or any of the other Loan Documents, or any other right, and to pursue any other remedy available to it, all as Lender shall determine most effectual for such purposes;

          (x) institute and maintain such suits and proceedings as Lender may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Security Deed, to preserve or protects its interest in the Property and the Revenues, and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Lender. Borrower recognizes that in the event Borrower defaults, no remedy of law will provide adequate relief to Lender, and therefore Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief to cure any such Default without the necessity of proving actual damages;

          (xi) apply all or any portion of the Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Secured Obligations without being deemed to have waived any Event of Default;

          (xii) foreclose any and all rights of Borrower in and to the Property, whether by sale, entry or in any other manner provided for hereunder or under the laws of the Commonwealth of Massachusetts whether now existing or as hereafter arising;

          (xiii) in the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the creditors or property of Borrower, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire amount of the Secured Obligations at the date of the institution of such proceedings and for any additional portion of the Secured Obligations accruing after such date;

          (xiv) exercise any other right or remedy of a mortgagee or secured party under the laws of the Commonwealth of Massachusetts; and

          (xv) Set-off against any and all deposits, accounts, certificate of deposit balances, claims, or other sums at any time credited by or due from Lender to Borrower and against all other property of Borrower in the possession of Lender or under its control.

     (b)  Receiver. If an Event of Default shall have occurred, Lender, upon
          --------
application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the occupancy or value of any security for the Secured Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the Revenues. The receiver shall have all of the rights and powers permitted under the laws of the Commonwealth of Massachusetts or otherwise existing. Borrower will pay to Lender upon demand, all expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Secured Obligations.

     (c)  Sale or Other Disposition of Property. Any sale or other disposition
          -------------------------------------
of the Collateral may be at public or private sale, to the extent such private sale is authorized under the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, upon such terms and in such manner as Lender deems advisable. Lender may conduct any such sale or other disposition of the Property upon the Land, in which event Lender shall not be liable for any rent or charge for such use of the Land. Lender may purchase the Property, or any portion of it, at any sale held under this Paragraph. With respect to any Collateral to be sold pursuant to the Uniform Commercial Code, Lender shall give Borrower at least seven (7) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under the laws of the Commonwealth of Massachusetts, and of the date after which any private sale or other disposition may be made. Lender may sell any of the Collateral as part of the real property comprising the Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. If the provisions of the Uniform Commercial Code are applicable to any part of the Collateral which is to be sold in combination with or as part of the real property comprising the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of any method of foreclosure, including, without limitation, the STATUTORY POWER OF SALE, with respect to the real property or any part thereof. Borrower waives any right to require the marshalling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Property, or such part thereof as is sold, may be accepted by Lender with no obligation to distinguish between the application of such proceeds amongst the property comprising the Property. The obligations of Borrower to pay such amounts shall be included in the Secured Obligations of Borrower to Lender and shall accrue interest at the default rate of interest set forth in the Note. Borrower agrees that all rights and remedies of Lender as to the Personal Property and as to the Property, and all rights and interests appurtenant thereto, shall be cumulative and may be exercised together or separately without waiver by Lender of any other of its rights or remedies. Borrower further agrees that any sale or other disposition by Lender of any of the Personal Property and any rights and interests therein or appurtenant thereto, or any part thereof, may be conducted either separately from or together with any foreclosure, sale or other disposition of the Property, or any rights or interests therein or appurtenant thereto, or any part thereof, all as the Lender may in its sole discretion elect.

     (d)  Collection of Revenues. In connection with the exercise by Lender of
          ----------------------
the rights and remedies provided for in subparagraph (a)(ii) of this Paragraph:

          (i) Lender may notify any tenant, lessee or licensee of the Property, either in the name of Lender or Borrower, to make payment of Revenues directly to Lender or Lender's agents, may advise any person of Lender's interest in and to the Revenues, and may collect directly from such tenants, lessees and licensees all amounts due on account of the Revenues;

          (ii) At Lender's request, Borrower will provide written notification to any or all tenants, lessees and licensees of the Property concerning Lender's interest in the Revenues and will request that such tenants, lessees and licensees forward payment thereof directly to Lender;

          (iii) Borrower shall hold any proceeds and collections of any of the Revenues in trust for Lender and shall not commingle such proceeds or collections with any other funds of Borrower; and

          (iv) Borrower shall deliver all such proceeds to Lender immediately upon the receipt thereof by Borrower in the identical form received, but duly endorsed or assigned on behalf of Borrower to Lender.

     The acceptance of payments and funds, and the application of such payments and funds after the commencement of any foreclosure proceedings shall not waive or impair such foreclosure or the defaults in the Secured Obligations.

     (e)  Use and Occupation of Property. In connection with the exercise of
          ------------------------------
Lender's rights under Subparagraph (a)(vi) of this Paragraph, Lender may enter upon, occupy, and use all or any part of the Property and may exclude Borrower from the Land and the Improvements or portion thereof as may have been so entered upon, occupied, or used. Lender shall not be required to remove any Personal Property from the Land and the Improvements upon Lender's taking possession thereof, and may render any Personal Property unusable to Borrower. In the event Lender manages the Land and the Improvements, Borrower shall pay to Lender on demand a reasonable fee for the management thereof in addition to the Secured Obligations. Further, Lender may make such alterations, renovations, repairs, and replacements to the Improvements, as Lender, in its sole discretion, deems proper or appropriate. The obligation of Borrower to pay such amounts and all expenses incurred by Lender in the exercise of its rights hereunder shall be included in the Secured Obligations and shall accrue interest at the default rate of interest stated in the Note.

     (f)  Partial Sales. Borrower agrees that in case Lender, in the exercise of
          -------------
the power of sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parts or parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Property not previously sold shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Secured Obligations.

     (g)  Assembly of Collateral. Upon the occurrence of any Event of Default,
          ----------------------
Lender may require Borrower to assemble the Collateral and make it available to Lender, at Borrower's sole risk and expense, at a place or places to be designated by Lender which are reasonably convenient to both Lender and Borrower.

     (h) Actions by Lender. Upon the occurrence of any Event of Default that continues beyond any applicable grace or cure period, Borrower hereby irrevocably constitutes and appoints Lender or any receiver appointed in accordance with this Security Deed to be Borrower's true and lawful attorney in fact to take any action with respect to the Property to preserve, protect, or realize upon Lender's interest therein, each at the sole risk, cost and expense of Borrower, but for the sole benefit of Lender. The rights and powers granted by the within appointment include, but are not limited to, the right and power to: (i) prosecute, defend, compromise, settle, or release any action relating to the Property; (ii) endorse the name of Borrower upon any and all checks or other items constituting Revenues; (iii) sign and endorse the name of Borrower on, and to receive as secured party, any of the Collateral; (iv) sign and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender's security interest; (v) enter into leases or subleases relative to all or a portion of the Land or the Improvements; (vi) enter into any contracts or agreements relative to, and to take all action deemed necessary in connection with, any Improvements on the Land (vii) manage, operate, maintain, or repair the Land and the Improvements; and (viii) exercise the rights of Borrower under any Plans, Leases, or Intangible Personal Property. Such receiver or Lender shall not be obligated to perform any of such acts or to exercise any of such powers, but if it so elects so to perform or exercise, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Borrower except for willful misconduct or gross negligence. All powers conferred by this Security Deed, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of Lender or until payment of this Security Deed as shall entitle the Borrower to a discharge of record of the lien hereof, whichever shall first occur.

     23.  Sublease Covenants. Borrower, in its capacity as Sublessee under the
          ------------------
Sublease, covenants and agrees with Lender as follows regarding the Sublease:

     A. (a) Borrower holds a valid leasehold interest in the Property described in the Sublease and that it may lawfully mortgage and assign the same to Lender under this Security Deed.

          (b) The description of the Sublease set forth in the Recitals hereof contains a correct and complete description of the Sublease.

          (c) Borrower has furnished to Lender a true and correct copy of the Sublease.

          (d) The Sublease has not been modified or assigned by Borrower or, to the best knowledge of Borrower, assigned by the Authority as Sublessor thereunder.

          (e) The Sublease is in full force and effect, and to the best knowledge of Borrower, there is no default under the Sublease and there exists no condition which, with the giving of notice or passage of time or both, would cause a default under the Sublease.

          (f) The execution, delivery and performance of this Security Deed by Borrower do not require any consent (other than those consents that have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Sublease.

          (g) Borrower shall duly and punctually pay, perform and observe all of its obligations under the Sublease.

          (h) Borrower shall do all things necessary or appropriate to enforce, preserve and keep unimpaired the rights of Borrower in its capacity as Sublessee under the Sublease.

          (i) Borrower shall not terminate, cancel, sever or surrender, or suffer the termination, cancellation, severance or surrender, of the Sublease or the subleasehold interest in the Sublease, and any attempt on the part of Borrower to exercise any such right without the prior written consent of Lender shall be void.

          (j) Borrower shall not modify or amend the Sublease or otherwise waive, excuse, release or discharge Sublessor without the prior written consent of Lender.

          (k) Borrower irrevocably assigns to Lender the right to exercise (i) any right to extend the term of the Sublease and (ii) any option to purchase or otherwise acquire the interest of either the Authority or the City, if any, under the Sublease.

          (l) Borrower shall notify Lender (i) promptly after receipt contemporaneously when given, as the case may be, of the receipt or giving by Borrower of any notice of default under the Sublease or of any notice of the possible or actual termination thereof, or of the possible or actual termination of any material right of Borrower thereunder or any material obligation of any other party thereunder, accompanied by a copy of such notice, (ii) promptly after learning about any condition, or the existence of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default under the Sublease or any termination thereof, (iii) promptly after receiving or learning of the existence of any assignment, or the existence of any assignment of the interest of the Authority under the Sublease, accompanied by a copy of such assignment received by Borrower, and (iv) promptly after receipt or contemporaneously when given, as the case may be, of the receipt or giving of any notice relating to any option to purchase or right of first refusal under the Sublease, accompanied by a copy of such notice.

     B. The provisions of this Paragraph 22 shall also apply to any right of Borrower, in its capacity as Sublessee under the Sublease, to retain its rights under the Sublease under (S)365 of the Bankruptcy Code in the event the Sublease is rejected by any other party thereunder or its Trustee pursuant to said
(S)365.

     C. In the event Borrower in its capacity as sublessee under the sublease acquires the fee simple title or any other greater estate or interest in the Land, such acquisitions will not merge with the leasehold estate created by the Sublease, but such other title, estate or interest will remain discrete, shall immediately and automatically become subject to the lien of this Security Deed, and such title, estate or interest shall be part of the Property and included within the term and definition of "Land". Borrower in its capacity as sublessor under the Sublease shall execute, acknowledge and deliver any instruments requested by Lender to confirm the coverage of the lien hereof upon such other greater estate or interest. Borrower in its capacity as sublesee under the Sublease shall pay any and all conveyance or mortgage taxes, and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

     D. Borrower in its capacity as sublessee under the Sublease hereby unconditionally assigns, transfers and sets over to Lender all of Borrower's claims and rights to the payment of damages that may hereafter arise from any rejection of Borrower's subleasehold interest in the Sublease by the Authority or the City or by any trustee of any such party pursuant to the Bankruptcy Code. Lender shall have the right, and is hereby granted the right, to proceed in its own name or in the name of Borrower in its capacity as sublessee under the Sublease in respect of any claim, suit, action or proceeding relating to the rejection of the Sublease including, without limitation, the right to file and prosecute, to the exclusion of Borrower in its capacity as sublessee under the Sublease, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the Authority or the City under the Bankruptcy Code.

This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the termination of this Security Deed in the manner and at the time provided in Paragraph 29. Any amounts received by Lender as damages arising out of any such rejection of the Sublease as a foresaid shall be applied and paid as set forth herein.

     E. Borrower in its capacity as Sublessee under the sublease shall not, without Lender's prior written consent, elect to treat the Sublease or Borrower's subleasehold interest under the Sublease as terminated under Section 365(h)(1) of the Bankruptcy Code after the rejection of the Sublease or the subleasehold interest under the sublease by the Authority or the City, as applicable, or by any trustee of such party. Any election made without Lender's prior consent shall be void. Borrower hereby expressly assigns, releases, relinquishes and surrenders unto Lender all of its right, power and authority to cancel, terminate, surrender, sever, amend, modify or alter in any respect the terms and provisions of the Sublease or the subleasehold interest under the Sublease.

     F. If pursuant to Section 365(h)(1) of the Bankruptcy Code, Borrower in its capacity as sublessee under the Sublease seeks to offset against the rent or other charges reserved in the Sublease, the amount of any damages caused by the non-performance of the Authority of any of the Authority's obligations under this Sublease after the rejection by the Authority of the Sublease under the Bankruptcy Code, Borrower in its capacity as sublessee under the Sublease shall, prior to effecting such offset, notify Lender of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. Lender shall have the right, within ten (10) days after receipt of such notice from Borrower, to reasonably object to all or any part of such offset and, in the event of such reasonable objection, Borrower shall not effect any offset of the amount so objected to by Lender for a period of sixty (60) days after Lender has delivered its objection notice to Borrower, during which time Lender shall have the right to bring its objections to the attention of any court supervising the bankruptcy of the City or the Authority under the Sublease, and both Lender and Borrower in its capacity as sublessee under the Sublease agreed to abide by the decision of any such court. If (Y) Lender has failed to object as aforesaid within the ten
(10) days, after notice from Borrower, or (Z) the court fails to render its decision within the above mentioned sixty (60) days, Borrower in its capacity as sublessee under the Sublease may proceed to effect such offset in the amounts set forth in Borrower's notice. Neither Lender's failure to object as aforesaid nor any objection or other communication between Lender and Borrower in its capacity as sublessee under the Sublease relating to such offset shall constitute an approval of any such offset by Lender. Borrower in its capacity as sublessee under the Sublease shall indemnify and hold Lender harmless of, from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys fees and disbursements) arising from or relating to any offset by Borrower in its capacity as sublessee under the Sublease.

     G. If any action, proceeding, application, motion or notice shall be commenced or filed in respect of the Authority or the City or in respect of all or any part of the Property (including, without limitation, any proceeding relating to the rejection of the Sublease or the subleasehold interest under the Sublease) in connection with any case under the Bankruptcy Code

(other than a case under the Bankruptcy Code commenced with respect to Borrower in any capacity), Lender shall have, and is hereby granted the right, but not the obligation, to the exclusion of Borrower in its capacity as sublessee under the Sublease, exercisable upon notice to Borrower in its capacity as sublessee under the Sublease, to conduct and control any litigation with counsel of Lender's choice. Lender may proceed in its own name or in the name of Borrower in its capacity as sublessee under the Sublease in connection with any such litigation, and Borrower in its capacity as sublessee under the Sublease agrees to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith. Borrower in its capacity as sublessee under the Sublease shall pay to Lender or any person or entity that Lender may designate all costs and expenses (including, without limitation, reasonable attorneys fees and disbursements) and liabilities paid or incurred by Lender in connection with the prosecution or conduct of any such proceeding within five (5) days after notice from Lender setting forth such costs, expenses and liabilities and reasonable detail. Any such costs, expenses or liabilities not paid by Borrower in its capacity as sublessee under the Sublease as aforesaid, shall be part of the Secured Obligations and shall be secured by this Security Deed. Borrower in its capacity as sublessee under the Sublease shall not commence any action, suit, proceeding or case, or file any application or make any motion in any such case under the Bankruptcy Code (other than a case under the Bankruptcy Code commenced with respect to Borrower in any capacity) in respect of the Sublease without the prior written consent Lender, which consent shall not be unreasonably withheld.

     H. Borrower in its capacity as sublessee under the Sublease shall promptly, after obtaining knowledge thereof, notify Lender orally of any filing by or against the Authority under the Sublease of a petition under the Bankruptcy Code. Borrower in its capacity as sublessee under the Sublease shall thereafter forthwith give written notice of such filing to Lender setting forth any information available to Borrower in its capacity as sublessee under the Sublease as to the date of such filing, the court in which such petition was filed and the relief sought therein. Borrower in its capacity as sublessee under the Sublease shall promptly deliver to Lender following receipt of any and all notices, summonses, pleadings, applications and other documents received by Borrower in such capacity in connection with any such petition and any proceedings relating thereto.

     I. Borrower in its capacity as sublessee under the Sublease shall promptly notify Lender orally of any filing by or against Borrower in its capacity as sublessee under the Sublease of a petition under the Bankruptcy Code. Borrower in its capacity as sublessee under the Sublease shall thereafter forewith give notice of filing to Lender, setting forth any information available to Borrower in its capacity as sublessee under the Sublease as to the date of such filing, the court in which such petition was filed and the relief sought therein. Borrower in its capacity as sublessee under the Sublease shall promptly deliver to Lender following (i) filing, any and all notices, summonses, pleadings, applications and other documents filed by Borrower in such capacity with a court in connection with any such petition in any proceedings relating thereto and (ii) receipt, any and all notices, summonses, pleadings, applications and other documents received by Borrower in its capacity as sublessee under the Sublease in connection with any such petition in any proceedings relating thereto.

     J. If there shall be filed by or against Borrower in any capacity a petition under the Bankruptcy Code, and Borrower, as a sublessee under the Sublease or any trustee of the Borrower, shall determine to reject the Sublease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower in its capacity as sublessee under the Sublease shall give Lender not less than ten (10) days prior written notice of the date on which Borrower shall apply to the Bankruptcy Court for authority to reject the Sublease. In that event, within such ten (10) day period, or in the event that no affirmative action to assume or reject the Sublease pursuant to the Bankruptcy Code shall have been taken within thirty
(30) days after the date of filing of such petition, Lender shall have the right, but not the obligation, to serve upon Borrower or such trustee a notice stating that (i) Lender demands that Borrower in its capacity as sublessee under the Sublease or such trustee assume and assign its subleasehold interest under the Sublease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults (except defaults of the types specified in Section 365(b)(2) of the Bankruptcy Code) and provide adequate assurance of future performance of Borrower's obligations under the Sublease. If Lender serves upon Borrower in its capacity as sublessee under the Sublease or such trustee, the notice described in the preceeding sentence, either Borrower nor trustee shall seek to reject the Sublease and Borrower and such trustee shall seek court approval to comply with the demand provided for in clause (i) of the preceding sentence within thirty days after the notice shall have been given, subject to the performance by Lender of the covenants provided for in clause (ii) of the preceding sentence.

     K. Effective upon the entry of an order for relief in respect of Borrower in any capacity under the Bankruptcy Code, Borrower in its capacity as sublessee under the Sublease hereby assigns and transfers to Lender a non-exclusive right to apply to the Bankruptcy Court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Sublease or Borrower's subleasehold interest thereunder may be rejected or assumed.

     L. In the event that the Sublease shall be amended or modified (including, without limitation, obtaining the prior written consent of Lender as required under this Security Deed) which amendment or modification shall be evidenced by a supplement to the Sublease to be executed and a memorandum thereof to be executed and recorded by the parties thereto, Borrower in its capacity as sublessee of the Sublease shall simultaneously with the recordation of the memorandum of the supplement to the Sublease execute and record an amendment to this Security Deed reflecting changes required to make this Security Deed consistent with the sublease, as so supplemented.

     24.  Intentionally Omitted.
          ---------------------

     25.  Intentionally Omitted.
          ---------------------

     26.  Notices. Except as otherwise specified in this Security Deed, any and
          -------
all notices, demands, elections or requests provided for or permitted to be given pursuant to this Security Deed (hereinafter in this Paragraph referred to as "Notice") shall be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses set forth in the commencement of this Security Deed. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. However, the time period in which a response to such Notice must be given or any action taken with respect thereto, if any, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, Borrower or Lender shall have the right from time to time and at any time during the term of this Security Deed to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     27.  Successors and Assigns Bound; Captions. The covenants and agreements
          --------------------------------------
herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 6 hereof. The captions and headings of the paragraphs of this Security Deed are for convenience only and are not to be used to interpret or define the provisions hereof

     28.  Governing Law; Severability. This Security Deed and the obligations of
          ---------------------------
Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts. In the event that any provision or clause of this Security Deed or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Deed or the Note which can be given effect without the conflicting provision, and to this end, the provisions of this Security Deed and the Note are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge for which provision is made in this Security Deed or in the Note, whether considered separately or together with other charges permitted to be collected from Borrower, is interpreted so that any such charge, whether considered separately or together with other charges that are considered a part of the transaction represented by this Security Deed and the Note, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Lender in excess of the amounts payable to Lender pursuant to such charges as reduced shall be applied by Lender to reduce the principal of the indebtedness evidenced by the Note.

     29.  Discharge. Upon payment and performance of the Secured Obligations,
          ---------
Lender shall discharge this Security Deed. Borrower shall pay Lender's reasonable costs incurred in discharging this Security Deed.

     30.  Waivers. Borrower agrees to the full extent permitted by law, that in
          -------
case of an Event of Default hereunder, neither Borrower nor anyone claiming through or under Borrower shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Borrower, for Borrower and all who may at any time claim through or under Borrower, hereby waives to the fullest extent that Borrower may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof. No delay or omission of Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Security Deed to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No consent or waiver, expressed or implied, by Lender to or of any Event of Default shall be deemed or construed to be a consent or waiver to or of any other Event of Default. Failure on the part of Lender to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of Lender's rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. No act or omission of Lender as described in Paragraph 13 above shall preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Lender, shall the lien of this Security Deed be altered thereby. No acceptance of partial payment or performance shall waive, affect or diminish any right of Lender or Borrower's duty of compliance and performance therewith. Any Obligation which this Security Deed secures is a separate instrument and may be negotiated, extended or renewed by Lender without releasing Borrower or any guarantor or co-maker. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings (including, without limitation, the restrictions upon transfer contained in Paragraph 6).

     31.  Further Assurances. At any time and from time to time, upon request by
          ------------------
Lender, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or re-filed, at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Borrower under this Security Deed, and (b) the lien and security interest created by this Security Deed upon the Property. Upon any failure by Borrower so to do, Lender may make, execute, record, file, re-record and/or re-file any and all such assignments, mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as the agent and attorney in fact of Borrower so to do.

     32.  Subrogation. Lender shall be subrogated to all right, title, lien or
          -----------
equity of all persons to whom Lender may have paid any monies in settlement of liens, charges or assessments, or in acquisition of title or for its benefit hereunder, or for the benefit or account of Borrower upon execution of the Note or subsequently paid under any provisions hereof.

     33.  Time of the Essence. Time is of the essence with respect to each and
          -------------------
every covenant, agreement and obligation of Borrower under this Security Deed, the Note and any and all other Loan Documents.

     34.  Indemnification; Subrogation; Waiver of Offset.
          ----------------------------------------------

     (a) Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Secured Obligations, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Secured Obligations, this Security Deed, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Security Deed; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or gross negligence.

     (b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Secured Obligations, this Security Deed, the Property, or any part thereof, or any interest therein, or the maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower breaches any term of this Security Deed, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to

"attorneys" in this Subparagraph and elsewhere in this Security Deed shall include without limitation any attorney or law firm engaged by Lender and Lender's in-house counsel, and all references to "fees and expenses" in this Subparagraph and elsewhere in this Security Deed shall include, without limitation, any fees of such attorney or law firm and any allocation charges and allocation costs of Lender's in-house counsel.

     (c) A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Deed.

     (d) All sums payable by Borrower hereunder shall be paid without notice (except as may otherwise be provided herein), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Land or the Improvements on the Land or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Lender, or any action taken with respect to this Security Deed by any trustee or receiver of Lender, or by any court, in such proceeding;
(v) any claim which Borrower has, or might have, against Lender; (vi) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by Borrower.

     35.  Future Advances by Lender. Lender may from time to time, at its sole
          -------------------------
option, make further advances to Borrower, to be secured hereby; provided, however, that the total principal secured hereby and remaining unpaid, including any such advances, shall not at any time exceed the sum of Twenty Million and 00/100ths Dollars ($20,000,000.00). Borrower shall execute and deliver to Lender a note or other agreement evidencing each and every such further advance which Lender may make, which note or agreement shall contain such terms and conditions as Lender may require. Borrower shall pay when due all such further advances with interest and other charges thereon, as applicable, and the same, and each note and agreement evidencing the same, shall be fully secured hereby. All provisions of this Security Deed shall apply to each such further advance as well as to any other indebtedness secured hereby. Nothing herein contained, however, shall limit the amount secured by this Security Deed if such amount is increased by advances make by Lender to protect or preserve the Property as provided elsewhere herein. Any future advances made hereunder may be made to Borrower or to any successor to Borrower in ownership of the Property.

THIS SECURITY DEED IS GIVEN PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. THE PREMISES SUBJECT TO THIS SECURITY DEED ARE NOT USED EXCLUSIVELY FOR RESIDENTIAL PURPOSES AND ARE NOT THE PRIMARY RESIDENCE OF THE GRANTOR OR IF THE GRANTOR IS A TRUST, OF ANY BENEFICIARY OF THE TRUST.

     IN WITNESS WHEREOF, Borrower has executed this Security Deed, under seal, as of February 29, 2000.

                                      AEROVOX INCORPORATED


Stanley B. kay                        By: F. Randal Hunt
Witness                                   Name: F. Randal Hunt
                                          Title: Vice President - Finance



Commonwealth of Massachusetts
County of Bristol, ss.                                       February 29, 2000

     Then personally appeared before me the above-named Robert D. Elliott in his said capacity and acknowledged the foregoing to be his free act and deed and the free act and deed of said Aerovox Incorporated.

                               Before me,


                               Deborah J. Jenkins
                               Notary Public/Attorney-at-Law
                               Printed Name: Deborah J. Jenkins
                                             Notary Public
                                             Commission Expires July 3, 2003

                                   EXHIBIT A
                                   ---------

                           Legal Description of Land

LOT 2
Beginning at a point of intersection of the westerly line of John Vertente Boulevard Extension said-point in turn being Five Hundred Fifty and 47/100 (550.47) feet north of John Vertente Cul de sac;

Thence westerly, in straight line bearing S 84%-30'-50" W a distance of Eight Hundred sixty-two and 51/100 (862.51) feet to a point of intersection with the City of New Bedford and Town of Dartmouth border line;

Thence northerly in a straight line in said New Bedford - Dartmouth border line bearing N 08%-54'-00" E a distance of One Thousand Three Hundred Five and 66/100 (1305.66) feet to a point of intersection with the westerly line of John Vertente Boulevard Extension at city and town border line;

Thence easterly in a straight line bearing S 81%-06'-00" E a distance of One Hundred One and 95/100 (101.95) feet to a point of curvature;

Thence south easterly in a curved line, having a radius of Three Hundred and 00/100 (300.00) feet, and subtending an angle of 39%-52'-18", a distance of Two Hundred Eight and 77/100 (208.77) feet to a point of tangency;

Thence still southeasterly in a straight line bearing S 41%-13'-42" E a distance of eighty three and 51/100 (83.51) feet to a point of curvature;

Thence southeasterly in a curved line having a radius of Three Hundred Fifty and 00/100 (350.00) feet, and subtending an angle of 20%-15'-30" a distance of One Hundred Twenty Three and 75/100 (123.75) feet to a point of tangency;

Thence in a straight line again bearing S 61%-29'-12" E, a distance of ninety-eight and 56/100 (98.56) feet to a point of curvature;

Thence again southeasterly in a curved line, having a radius of Two Hundred and 00/100 (200.00) feet, and subtending an angle of 64%-42'-06", a distance of Two Hundred twenty-five and 85/100 (225.85) to a point;

Thence southerly in a straight line bearing S 03%-12'-54" W a distance of One Hundred Forty Eight and 88/100 (148.88) feet to a point of curvature;

Thence still southeasterly in a curved line , having a radius of One Thousand Twenty Five and 00/100 (1025.00) feet, subtending an angle of 08%-42'-04" a distance of One Hundred Fifty Five and 66/100 (155.66) feet to a point of tangency;

Thence in a straight line bearing S 05%-29'-10" E a distance of Four Hundred Seventeen and 13/100 feet to the point of beginning, containing Eight Hundred Four Thousand Two Hundred thirty-seven (804,237) square feet.

Said parcel is shown as Lot 2 on Sheet 1 of 2 on a plan entitled MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK/2/, dated December 29, 1999 and prepared by Tibbetts Engineering Corp.


LOT 3
Beginning at a point in the easterly line of John Vertente Boulevard extension said point in turn being Four Hundred Fifty and 11/100 (450.11) feet north of the cul de sac;

Thence northerly in said easterly line of John Vertente Boulevard extension and in a straight line bearing N 05%-29'-10" W a distance of Five Hundred Seventeen and 49/100 (517.49) feet to a point of curvature;

Thence still northerly in a curved line, having a radius of Nine Hundred seventy-five and 00/100 (975.00) feet, and subtending an angle of 01%-29'-58", a distance of twenty-five and 52/100 (25.52) feet to a point;

Thence westerly in a straight line bearing N 84%-30'-50" E a distance of Two Hundred seventy-nine and 67/100 (279.67) feet to a point of intersection with the westerly limit of Lot No. 4;

Thence southerly in the westerly limit of said Lot No. 4 and in a straight line bearing S 05%-29'-10" E, a distance of Five Hundred forty-three and 00/100 (543.00) feet to a point;

Thence westerly in a straight line bearing S 84%-30'-50" W a distance of Two Hundred Eighty and 00/100 (280.00) feet to a point of intersection with the easterly line of John Vertente Boulevard Extension and Point of /Beginning, containing One Hundred Fifty-two-Thousand thirty-seven (152,037) square feet.

Said parcel is shown as Lot 3 on Sheet 2 of 2 on a plan entitled MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK/2/, dated December 29, 1999 and prepared by Tibbetts Engineering Corp.

                                   EXHIBIT B
                                   ---------


                            Permitted Encumbrances

     The Permitted Encumbrances are those encumbrances referred to in the Schedule B- Section 2 of the Lawyers Title Insurance Corporation policy issued as of the date of recording of this instrument in the Bristol County Registry of Deeds; provided, however, that notwithstanding such reference and the listing of
       --------  -------
such encumbrances in Exhibit A to this instrument, Borrower represents and
                             -
warrants to Bank that such encumbrances do not materially interfere with the use and enjoyment of the Land, Improvements and Personal Property and appurtenant easements as presently carried on as a manufacturing facility.

                                   EXHIBIT C
                                   ---------


                                  Schedule I
                                  ----------
                  Description of "Debtor" and "Secured Party"
                  ------------------------------------------

A.   Debtor:   AEROVOX INCORPORATED
     ------

1.   Name and Identity or Organizational Structure:  Delaware Corporation

2. The principal place of business and chief executive office of Debtor in the Commonwealth of Massachusetts is located at 740 Belleville Avenue, New Bedford, Massachusetts 02745.

     Debtor has been using or operating under said name and identity or organizational structure without change since 1922.

B.   Secured Party:  KEYBANK NATIONAL ASSOCIATION
     -------------

                      **********************************

                                  Schedule 2
                                  ----------
           Notice Mailing Addresses of "Debtor" and "Secured Party"
           -------------------------------------------------------

A.   The mailing address of Debtor is:

          AEROVOX INCORPORATED
          740 Belleville Avenue
          New Bedford, Massachusetts 02745
          Attn: Chief Financial Officer

B.   The mailing address of Secured Party is:

          KEYBANK NATIONAL ASSOCIATION
          One Canal Plaza
          Portland, Maine 04101-4035
          Attn:  Commercial Lending Department

                                  SCHEDULE A
                                  ----------

DEBTOR:  AEROVOX INCORPORATED
SECURED PARTY:  KEYBANK NATIONAL ASSOCIATION

a) All buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Land (hereinafter referred to as the "Improvements"), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land; and

(b) All goods and items purchased with the proceeds of the Note or Notes (as to all of which Secured Party claims a purchase money security interest under Uniform Commercial Code ss. 9-312(4)), including, but not limited to, all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other articles of personal property (hereinafter collectively referred to as the "Personal Property"), including, but not limited to, all gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, and cooking apparatus and appurtenances, and all other fixtures and equipment now or hereafter owned by Borrower and located in, on or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Land or the Improvements, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Borrower in and to any of the foregoing now owned or hereafter acquired by Borrower, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Improvements as between the parties hereto and all persons claiming by, through or under them; and

(c) All right, title and interest of Borrower in and to all policies of insurance, licenses, franchises, permits, service contracts, maintenance contracts, property management agreements, equipment leases, tradenames, trademarks, trade dress, servicemarks, logos, goodwill, accounts, chattel paper and general intangibles as defined in the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, which in any way now or hereafter belong, relate or appertain to the Land, the Improvements or the Personal Property or any part thereof now owned or hereafter acquired by Borrower, including, without limitation, all condemnation payments, insurance proceeds and escrow funds and all other property of Borrower deposited with Lender or held by Lender pursuant to the Loan Agreement (hereinafter referred to as the "Intangible Property"); and

(d) All present and future leases, tenancies, occupancies and licenses, whether written or oral ("Leases"), of the Land, the Improvements, the Personal Property and the Intangible Property, or any combination or part thereof, and all income, rents, issues, royalties, profits, revenues, security deposits and other benefits of the Land, the Improvements, the Personal Property and the Intangible Property, from time to time accruing, all payments under Leases, and all-.payments on account of oil and gas and other mineral Leases, working interests, production payments, royalties, overriding royalties, rents, delay rents, operating interests, participating interests and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same (hereinafter collectively referred to as the "Revenues");

(e) All the right, title, interest of Borrower in and to all plans and specifications relating to the Improvements on the Land (hereinafter collectively referred to as the "Plans"); and

(f) All proceeds, products, substitutions and accessions of the foregoing of every type. (g) All judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Property or any interest therein or part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property, or the improvements thereon or any part thereof, including any award for change of grade of streets.

TOGETHER WITH:

A. All leases, tenancies, agreements or licenses, written or oral, now existing or hereafter entered into by Borrower as "landlord", "lessor" or "licensor", for the use or occupancy of all or any portion of the property (hereinafter referred to as the "Property") located in the New Bedford Industrial Park, John Vertente Boulevard Extension, New Bedford, Massachusetts, more particularly described in Schedule A(l) attached hereto and by this
                               -------------
reference made a part hereof, including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants, lessees or licensees thereunder (said leases, tenancies, agreements and licenses are hereinafter referred to collectively as the "Leases," and said tenants, lessees and licensees are hereinafter referred to collectively as "Tenants" or individually as a "Tenant" as the context requires), together with all of Borrower's right, title and interest in and to all payments, rents, issues and profits from the Leases and from the Property.

B. All rights, privileges and benefits now existing or hereafter arising under the Leases, including, without limitation, all rights to exercise options to extend or renew the Leases or to purchase the Premises and appurtenances thereto, and all rights to insurance proceeds, eminent domain awards or payments in lieu thereof, and

C. All rights of the Borrower in and to the fixtures, improvements, alterations, or additions now or hereafter erected on the Premises; and

D. All subleases of the Premises or any portion thereof, and all monies, rents, incomes and profits from the Premises or subleases thereof and rights derived therefrom all whether now existing or hereafter arising, provided that the Borrower shall not sublease the Premises or any portion thereof without Lender's prior written consent.

TOGETHER WITH:


     (i) those certain agreements, dated on or about November 2, 1999, between Borrower and Dacon Corporation (the "General Contractor") relating to the construction of the Improvements including related infrastructure (hereinafter, together with any and all extensions, modifications, amendments and renewals thereof, referred to as the "Construction Contract");

     (ii) all contracts and subcontracts, together with any and all extensions, modifications, amendments and renewals thereof, which are entered into by Borrower or the General Contractor in connection with the performance of the work or the supply of labor, services or materials required for the construction of the Improvements;

     (iii) all guarantees, warranties and other undertakings, whether written, oral or statutory, covering the quality or performance of the work or the quality of the materials required by the General Contract, contracts and subcontracts, together with any claims which may be asserted thereunder;

     (iv) all building permits, governmental permits, licenses, consents, approvals and authorizations now or hereafter granted or issued and all tradenames, trademarks and logos used in connection with the construction, development or operation of the Project (as defined in the Loan Agreement); and

     (v) all plans, specifications, drawings, surveys, renderings and models prepared for the construction of the Improvements in existence from time to time, together with all revisions and modifications thereof and all sketches and notes related thereto.

                                 SCHEDULE A(1)
                                 -------------


                                    Leases

Ground Sublease dated January 4, 2000, between New Bedford Redevelopment Authority as Sublessor and Aerovox Incorporated as Sublessee relating to the Land and Improvements located at the New Bedford Industrial Park, John Vertente Boulevard Extension, New Bedford, Massachusetts, as more particularly described in Exhibit A, attached hereto.

                                   EXHIBIT A
                                   ---------

                     Legal Description of Leased Premises

LOT 2
Beginning at a point of intersection of the westerly line of John Vertente Boulevard Extension said-point in turn being Five Hundred Fifty and 47/100 (550.47) feet north of John Vertente Cul de sac;

Thence westerly, in straight line bearing S 84%-30'-50" W a distance of Eight Hundred sixty-two and 51/100 (862.51) feet to a point of intersection with the City of New Bedford and Town of Dartmouth border line;

Thence northerly in a straight line in said New Bedford - Dartmouth border line bearing N 08%-54'-00" E a distance of One Thousand Three Hundred Five and 66/100 (1305.66) feet to a point of intersection with the westerly line of John Vertente Boulevard Extension at city and town border line;

Thence easterly in a straight line bearing S 81%-06'-00" E a distance of One Hundred One and 95/100 (101.95) feet to a point of curvature;

Thence south easterly in a curved line, having a radius of Three Hundred and 00/100 (300.00) feet, and subtending an angle of 39%-52'-18", a distance of Two Hundred Eight and 77/100 (208.77) feet to a point of tangency;

Thence still southeasterly in a straight line bearing S 41%-13'-42" E a distance of eighty three and 51/100 (83.51) feet to a point of curvature;

Thence southeasterly in a curved line having a radius of Three Hundred Fifty and 00/100 (350.00) feet, and subtending an angle of 20%-15'-30" a distance of One Hundred Twenty Three and 75/100 (123.75) feet to a point of tangency;

Thence in a straight line again bearing S 61%-29'-12" E, a distance of ninety-eight and 56/100 (98.56) feet to a point of curvature;

Thence again southeasterly in a curved line, having a radius of Two Hundred and 00/100 (200.00) feet, and subtending an angle of 64%-42'-06", a distance of Two Hundred twenty-five and 85/100 (225.85) to a point;

Thence southerly in a straight line bearing S 03%-12'-54" W a distance of One Hundred Forty Eight and 88/100 (148.88) feet to a point of curvature;

Thence still southeasterly in a curved line , having a radius of One Thousand Twenty Five and 00/100 (1025.00) feet, subtending an angle of 08%-42'-04" a distance of One Hundred Fifty Five and 66/100 (155.66) feet to a point of tangency;

Thence in a straight line bearing S 05%-29'-10" E a distance of Four Hundred Seventeen and 13/100 feet to the point of beginning, containing Eight Hundred Four Thousand Two Hundred thirty-seven (804,237) square feet.

Said parcel is shown as Lot 2 on Sheet 1 of 2 on a plan entitled MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK/2/, dated December 29, 1999 and prepared by Tibbetts Engineering Corp.


LOT 3
Beginning at a point in the easterly line of John Vertente Boulevard extension said point in turn being Four Hundred Fifty and 11/100 (450.11) feet north of the cul de sac;

Thence northerly in said easterly line of John Vertente Boulevard extension and in a straight line bearing N 05%-29'-10" W a distance of Five Hundred Seventeen and 49/100 (517.49) feet to a point of curvature;

Thence still northerly in a curved line, having a radius of Nine Hundred seventy-five and 00/100 (975.00) feet, and subtending an angle of 01%-29'-58", a distance of twenty-five and 52/100 (25.52) feet to a point;

Thence westerly in a straight line bearing N 84%-30'-50" E a distance of Two Hundred seventy-nine and 67/100 (279.67) feet to a point of intersection with the westerly limit of Lot No. 4;

Thence southerly in the westerly limit of said Lot No. 4 and in a straight line bearing S 05%-29'-10" E, a distance of Five Hundred forty-three and 00/100 (543.00) feet to a point;

Thence westerly in a straight line bearing S 84%-30'-50" W a distance of Two Hundred Eighty and 00/100 (280.00) feet to a point of intersection with the easterly line of John Vertente Boulevard Extension and Point of /Beginning, containing One Hundred Fifty-two-Thousand thirty-seven (152,037) square feet.

Said parcel is shown as Lot 3 on Sheet 2 of 2 on a plan entitled MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK/2/, dated December 29, 1999 and prepared by Tibbetts Engineering Corp.